UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2012 (April 12, 2012)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 430, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 12, 2012, ARCA biopharma, Inc. (“ARCA”) received a notice (the “Notice”) from The Nasdaq Stock Market (“NASDAQ”) indicating that ARCA’s common stock (the “Common Stock”) does not meet the continued listing requirement as set forth in NASDAQ Rule 5550(a)(2) based on the closing bid price of the Common Stock for the preceding 30 business days. The minimum closing bid price required to maintain continued listing on The Nasdaq Capital Market is $1.00 per share.

Under NASDAQ Rule 5810(c)(3)(A), ARCA has a 180 calendar day grace period from the date of the Notice to regain compliance by meeting the continued listing standard. The continued listing standard will be met if the Common Stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period. If ARCA does not regain compliance within the 180 calendar day grace period, it will be afforded an additional 180 calendar day compliance period, provided that on the 180th day of the first grace period ARCA (i) meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the bid price requirement) based on ARCA’s most recent public filings and market information and (ii) notifies NASDAQ of its intent to cure this deficiency. If ARCA does not indicate its intent to cure the deficiency or if it does not appear to NASDAQ that it would be possible for ARCA to cure the deficiency, ARCA would not be eligible for the second 180 day compliance period, and its securities would then be subject to delisting from the Nasdaq Capital Market. If ARCA is unable to regain compliance during the first 180 calendar day grace period or, if applicable, the second 180 day compliance period, and receives a delisting determination from NASDAQ it may, at that time, request a hearing to remain on The Nasdaq Capital Market, which request will ordinarily suspend such delisting determination until a decision by NASDAQ subsequent to the hearing.

There can be no assurance that ARCA will be successful in maintaining its listing of the Common Stock on The Nasdaq Capital Market. This could impair the liquidity and market price of the Common Stock. In addition, the delisting of the Common Stock from a national exchange could materially adversely affect the ARCA’s access to capital markets, and any limitation on market liquidity or reduction in the price of the Common Stock as a result of that delisting could adversely affect ARCA’s ability to raise capital on terms acceptable to ARCA, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2012

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
Name:	Patrick M. Wheeler
Title:	Chief Financial Officer